UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 28, 2017

JRjr33, INC.
(Exact name of registrant as specified in its charter)

Florida	001-36755	98-0534701
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

2950 North Harwood Street, 22nd Floor, Dallas, Texas 75201
(Address of principal executive offices and zip code)

(469) 913-4115
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2017, Julie Rasmussen provided JRjr33, Inc. (the “Company”) with notice of her resignation from the Company’s Board of Directors (the “Board”), effective March 31, 2017 so that she may completely devote her time and attention to an engagement that allows her to serve the United States in a matter involving a particular area of her expertise: current US-Russia foreign relations. Ms. Rasmussen, a fluent Russian speaker, has over 30 years of direct experience working with US companies in Russia. She has extensive knowledge of Russian history, economics and politics, from both her real-life experience and from extensive graduate level studies. For the last four years, she has served on the National Advisory Council at The Harriman Institute for Russian, Eurasian and East European Studies at Columbia University, one of the world's leading academic institutions devoted to Russian, Eurasian and East European studies. Ms. Rasmussen’s resignation from the Board was not the result of any dispute or disagreement with the Company, and the Company fully supports her new engagement. Ms. Rasmussen has served on the Board since 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JRjr33, INC.

Date: March 31, 2017	By:	/s/ John P. Rochon
John P. Rochon
Chief Executive Officer